Exhibit 99.1

Analog Devices Reports Record Second Quarter Fiscal 2022 Results

•Revenue of $2.97 billion with double digit year-over-year growth across all end markets
•Double digit sequential growth across all B2B end markets
•Increased share repurchases to $776 million and paid $398 million in dividends, returning a total $1.17 billion to shareholders
•Operating cash flow of $3.65 billion and free cash flow of $3.20 billion, or 33% of revenue, on a trailing twelve-month basis

WILMINGTON, Mass.--(BUSINESS WIRE)--May 18, 2022--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its second quarter of fiscal 2022, which ended April 30, 2022.
“ADI delivered its fifth consecutive quarter of record revenue, illustrating the unprecedented demand for our technologies and our ability to increase output in a challenging supply backdrop. Top line strength combined with successful synergy execution enabled adjusted gross margin, operating margin and EPS to achieve new highs,” said Vincent Roche, CEO and Chair. “Despite increasing geopolitical uncertainty and ongoing supply chain disruptions, we enter the second half from a position of strength with increased capacity and continued bookings momentum.”
Roche continued, “Market leadership in numerous secular mega trends such as automation, electrification, and advanced connectivity is a testament to the depth and breadth of our performance leading analog, mixed signal, and power portfolio. Our solutions enable the intelligent edge, accelerating digitalization across industries. Continued efforts to deepen customer relationships, enhance operational resiliency, and our unrelenting focus on innovation, gives me great confidence in our ability to accelerate long term growth while driving positive societal impact.”

Performance for the Second Quarter of Fiscal 2022

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Apr. 30, 2022	May 1, 2021	Change
Revenue	$2,972	$1,661	79%
Gross margin	$1,945	1,137	71%
Gross margin percentage	65.4%	68.4%	(300 bps)
Operating income	$918	$520	77%
Operating margin	30.9%	31.3%	(40 bps)
Diluted earnings per share	$1.49	$1.14	31%

Adjusted Results
Adjusted gross margin	$2,205	$1,177	87%
Adjusted gross margin percentage	74.2%	70.9%	330 bps
Adjusted operating income	$1,495	$694	115%
Adjusted operating margin	50.3%	41.7%	860 bps
Adjusted diluted earnings per share	$2.40	$1.54	56%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Apr. 30, 2022	Apr. 30, 2022
Net cash provided by operating activities		$1,222	$3,649
% of revenue		41%	37%
Capital expenditures		$(119)	$(447)
Free cash flow		$1,103	$3,202
% of revenue		37%	33%

		Three Months Ended	Trailing Twelve Months
Cash Return		Apr. 30, 2022	Apr. 30, 2022
Dividend paid		$(398)	$(1,386)
Stock repurchases		(776)	(3,612)
Total cash returned		$(1,174)	$(4,998)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Third Quarter of Fiscal Year 2022

For the third quarter of fiscal 2022, we are forecasting revenue of $3.05 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 32.2%, +/-130 bps, and adjusted operating margin of approximately 49.5%, +/-70 bps. We are planning for reported EPS to be $1.55, +/-$0.10, and adjusted EPS to be $2.42, +/-$0.10.

Our third quarter fiscal 2022 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.76 per outstanding share of common stock. The dividend will be paid on June 9, 2022 to all shareholders of record at the close of business on May 31, 2022.

Conference Call Scheduled for Today, Wednesday, May 18, 2022 at 10:00 am ET

ADI will host a conference call to discuss our second quarter fiscal 2022 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone. The participant dial-in for both domestic and international callers will be available ten minutes before the call begins by calling 833-423-0297. International participants may provide the passcode 8334230297.

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 6327355, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2 and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2 and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 , which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above and an income tax benefit from a discrete tax item related to the consolidation of certain subsidiaries. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices, Inc. (Nasdaq: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding sustained performance; increasing demand and supply; expected revenue, operating margin, earnings per share, and other financial results; expected market trends and acceleration of those trends, market share gains, operating leverage, production and inventory levels; capacity investments; expected customer demand and order rates for our products, expected product offerings and the importance of our product offerings and technologies to our customers; and market position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel, including as a result of labor shortages; changes in demand for semiconductors; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Apr. 30, 2022	May 1, 2021	Apr. 30, 2022	May 1, 2021
Revenue	$2,972,064	$1,661,407	$5,656,357	$3,219,865
Cost of sales	1,027,544	524,770	2,309,840	1,037,857
Gross margin	1,944,520	1,136,637	3,346,517	2,182,008
Operating expenses:
Research and development	420,901	302,238	847,681	590,388
Selling, marketing, general and administrative	305,308	206,612	602,673	391,887
Amortization of intangibles	253,476	107,786	506,843	215,434
Special charges, net	46,674	311	106,402	749
Total operating expenses	1,026,359	616,947	2,063,599	1,198,458
Operating income	918,161	519,690	1,282,918	983,550
Nonoperating expense (income):
Interest expense	49,548	43,066	101,512	$85,545
Interest income	(563)	(290)	(781)	$(499)
Other, net	(10,069)	929	(20,613)	$(14,099)
Total nonoperating expense (income)	38,916	43,705	80,118	70,947
Income before income taxes	879,245	475,985	1,202,800	912,603
Provision for income taxes	95,972	53,080	139,450	101,179
Net income	$783,273	$422,905	$1,063,350	$811,424

Shares used to compute earnings per common share - basic	522,370	368,823	523,831	369,013
Shares used to compute earnings per common share - diluted	526,264	372,418	528,203	372,762

Basic earnings per common share	$1.50	$1.15	$2.03	$2.20
Diluted earnings per common share	$1.49	$1.14	$2.01	$2.18

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Apr. 30, 2022	Oct. 30, 2021
Cash & cash equivalents	$1,737,733	$1,977,964
Accounts receivable	1,608,254	1,459,056
Inventories	1,075,297	1,200,610
Other current assets	212,905	740,687
Total current assets	4,634,189	5,378,317
Net property, plant and equipment	2,094,148	1,979,051
Goodwill	26,923,756	26,918,470
Intangible assets, net	14,258,728	15,267,170
Deferred tax assets	2,325,317	2,267,269
Other assets	564,514	511,794
Total assets	$50,800,652	$52,322,071

Other current liabilities	$2,326,212	$2,253,649
Debt, current	—	516,663
Long-term debt	6,253,215	6,253,212
Deferred income taxes	3,873,084	3,938,830
Other non-current liabilities	1,248,359	1,367,175
Shareholders' equity	37,099,782	37,992,542
Total liabilities & equity	$50,800,652	$52,322,071

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	Apr. 30, 2022	May 1, 2021	Apr. 30, 2022	May 1, 2021
Cash flows from operating activities:
Net income	$783,273	$422,905	$1,063,350	$811,424
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	71,851	52,466	137,016	108,775
Amortization of intangibles	504,255	145,701	1,008,900	290,745
Stock-based compensation expense	70,996	40,358	157,935	76,996
Cost of goods sold for inventory acquired	—	—	271,396	—
Deferred income taxes	(88,341)	(21,017)	(122,992)	(48,292)
Non-cash operating lease costs	(35,520)	—	(27,697)	8,040
Other	(654)	2,431	(10,225)	(12,122)
Changes in operating assets and liabilities	(84,054)	93,517	(399,463)	(71,263)
Total adjustments	438,533	313,456	1,014,870	352,879
Net cash provided by operating activities	1,221,806	736,361	2,078,220	1,164,303
Cash flows from investing activities:
Additions to property, plant and equipment	(118,779)	(59,170)	(229,912)	(126,558)
Other	5,186	(1,526)	13,010	(9,210)
Net cash used for investing activities	(113,593)	(60,696)	(216,902)	(135,768)
Cash flows from financing activities:
Early termination of debt	—	—	(519,116)	—
Dividend payments to shareholders	(397,544)	(254,429)	(760,189)	(483,608)
Repurchase of common stock	(776,840)	(188,814)	(852,860)	(345,871)
Proceeds from employee stock plans	11,582	23,752	20,054	43,672
Other	14,617	(94)	26,657	2,399
Net cash used for financing activities	(1,148,185)	(419,585)	(2,085,454)	(783,408)
Effect of exchange rate changes on cash	(12,694)	1,073	(16,095)	4,229
Net (decrease) increase in cash and cash equivalents	(52,666)	257,153	(240,231)	249,356
Cash and cash equivalents at beginning of period	1,790,399	1,048,063	1,977,964	1,055,860
Cash and cash equivalents at end of period	$1,737,733	$1,305,216	$1,737,733	$1,305,216

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	April 30, 2022			May 1, 2021
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,501,111	51%	54%	$975,706	59%
Automotive	633,926	21%	145%	258,943	16%
Communications	473,074	16%	70%	278,650	17%
Consumer	363,953	12%	146%	148,108	9%
Total revenue	$2,972,064	100%	79%	$1,661,407	100%

	Six Months Ended
	April 30, 2022			May 1, 2021
	Revenue	% of revenue[1]	Y/Y %	Revenue	% of revenue[1]
Industrial	$2,847,838	50%	55%	$1,833,198	57%
Automotive	1,184,927	21%	134%	505,748	16%
Communications	885,450	16%	58%	560,904	17%
Consumer	738,142	13%	131%	320,015	10%
Total revenue	$5,656,357	100%	76%	$3,219,865	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Apr. 30, 2022	May 1, 2021	Apr. 30, 2022	May 1, 2021
Gross margin	$1,944,520	$1,136,637	$3,346,517	$2,182,008
Gross margin percentage	65.4%	68.4%	59.2%	67.8%
Acquisition related expenses	260,748	40,711	789,363	85,709
Adjusted gross margin	$2,205,268	$1,177,348	$4,135,880	$2,267,717
Adjusted gross margin percentage	74.2%	70.9%	73.1%	70.4%

Operating expenses	$1,026,359	$616,947	$2,063,599	$1,198,458
Percent of revenue	34.5%	37.1%	36.5%	37.2%
Acquisition related expenses	(260,904)	(109,903)	(523,104)	(220,203)
Acquisition related transaction costs	(8,537)	(23,008)	(21,429)	(38,244)
Special charges, net	(46,674)	(311)	(106,402)	(749)
Adjusted operating expenses	$710,244	$483,725	$1,412,664	$939,262
Adjusted operating expenses percentage	23.9%	29.1%	25.0%	29.2%

Operating income	$918,161	$519,690	$1,282,918	$983,550
Operating margin	30.9%	31.3%	22.7%	30.5%
Acquisition related expenses	521,652	150,614	1,312,467	305,912
Acquisition related transaction costs	8,537	23,008	21,429	38,244
Special charges, net	46,674	311	106,402	749
Adjusted operating income	$1,495,024	$693,623	$2,723,216	$1,328,455
Adjusted operating margin	50.3%	41.7%	48.1%	41.3%

Nonoperating expense (income)	38,916	43,705	80,118	70,947
Acquisition related expenses	2,288	—	4,587	—
Adjusted nonoperating expense (income)	$41,204	$43,705	$84,705	$70,947

Income before income taxes	$879,245	$475,985	$1,202,800	$912,603
Acquisition related expenses	519,364	150,614	1,307,880	305,912
Acquisition related transaction costs	8,537	23,008	21,429	38,244
Special charges, net	46,674	311	106,402	749
Adjusted income before income taxes	$1,453,820	$649,918	$2,638,511	$1,257,508

Provision for income taxes	$95,972	$53,080	$139,450	$101,179
Effective tax rate	10.9%	11.2%	11.6%	11.1%
Tax related items	95,828	22,983	210,217	45,780
Adjusted provision for income taxes	$191,800	$76,063	$349,667	$146,959
Adjusted tax rate	13.2%	11.7%	13.3%	11.7%

Diluted EPS	$1.49	$1.14	$2.01	$2.18
Acquisition related expenses	0.99	0.40	2.48	0.82
Acquisition related transaction costs	0.02	0.06	0.04	0.10
Special charges, net	0.09	0.00	0.20	0.00
Tax related items	(0.18)	(0.06)	(0.40)	(0.12)
Adjusted diluted EPS*	$2.40	$1.54	$4.33	$2.98
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Apr. 30, 2022	Apr. 30, 2022	Jan. 29, 2022	Oct. 30, 2021	Jul. 31, 2021
Revenue	$9,754,778	$2,972,064	$2,684,293	$2,339,568	$1,758,853
Net cash provided by operating activities	$3,648,986	$1,221,806	$856,413	$940,726	$630,041
% of Revenue	37%	41%	32%	40%	36%
Capital expenditures	$(447,030)	$(118,779)	$(111,133)	$(130,777)	$(86,341)
Free cash flow	$3,201,956	$1,103,027	$745,280	$809,949	$543,700
% of Revenue	33%	37%	28%	35%	31%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending July 30, 2022
	Reported	Adjusted
Revenue	$3.05 Billion	$3.05 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	32.2%	49.5% (1)
	(+/-130 bps)	(+/-70 bps)
Nonoperating expense	~ $50 Million	~ $50 Million
Tax rate	13%-14%	13%-14% (2)
Earnings per share	$1.55	$2.42 (3)
	(+/- $.10)	(+/- $.10)

(1) Includes $520 million of adjustments related to acquisition related expenses and $6 million of adjustments related to acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $71 million of tax effects associated with the adjustments for acquisition related expenses and acquisition related transaction costs noted above.
(3) Includes $0.87 of adjustments related to the net impact of acquisition related expenses and acquisition related transaction costs, as well as the tax effects on those items.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President of Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contact:
Analog Devices, Inc.
Mr. Michael Schneider
Chief Communications Officer
973-868-1000
corpcomm@analog.com